Exhibit 10.1.2
EXECUTION COPY
AMENDED AND RESTATED SECURITY AND PLEDGE AGREEMENT
     AMENDED AND RESTATED SECURITY AND PLEDGE AGREEMENT (this “Agreement”), dated as of February 23, 2006, by and among CALPINE CORPORATION, a Delaware corporation (the “Borrower”), each of the direct and indirect domestic subsidiaries of the Borrower signatory hereto (together with the Borrower, the “Grantors”), each a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, and DEUTSCHE BANK TRUST COMPANY AMERICAS (“DB”), as collateral agent (in such capacity and including any successors, the “Collateral Agent”) for the financial institutions from time to time party to the Credit Agreement (as hereinafter defined).
     WHEREAS, unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined; and
     WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Administrative Agents, the Lenders and the Grantors, among others, are entering into an Amended and Restated Revolving Credit, Term Loan and Guarantee Agreement dated as of the date hereof (as amended, modified or supplemented from time to time, the “Credit Agreement”); and
     WHEREAS, in connection with the execution and delivery of the Existing Credit Agreement, the Borrower executed and delivered to the Collateral Agent, for the benefit of the Existing Lenders, the Security and Pledge Agreement dated as of December 22, 2005 (as heretofore amended, supplemented or otherwise modified, the “Existing Security Agreement”), pursuant to which the Borrower granted to the Collateral Agent, for the benefit of the Lenders, a security interest in all the Collateral (as defined in the Existing Security Agreement) as collateral security for the Obligations (as defined in the Credit Agreement); and
     WHEREAS, it is a condition precedent to the making of Extensions of Credit that the Grantors shall have granted a security interest, pledge and lien on (x) all cash and cash equivalents maintained in the L/C Cash Collateral Account pursuant to Section 364(c)(2) of the Bankruptcy Code and (y) subject to the exclusions from Collateral (as defined herein) set forth herein, substantially all of the Grantors’ assets and properties and the proceeds thereof pursuant to Sections 364(c)(2) and 364(c)(3) of the Bankruptcy Code, in each case as more fully set forth in the Orders; and
     WHEREAS, the grant of such security interest, pledge and lien has been authorized pursuant to Sections 364(c)(2) and 364(c)(3) of the Bankruptcy Code by the Final Orders; and
     WHEREAS, to supplement the Final Orders without in any way diminishing or limiting the effect of the Orders or the security interest, pledge and lien granted thereunder, the parties hereto desire to more fully set forth their respective rights in connection with such security interest, pledge and lien; and
     WHEREAS, this Agreement has been approved by the Orders;
     NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Extensions of Credit, the Grantors hereby agree with the Collateral Agent to amend and restate the Existing Security Agreement in its entirety as follows:
     SECTION 1 . Grant of Security and Pledge. Each of the Grantors hereby grants and pledges to the Collateral Agent for its benefit and the ratable benefit of the Agents and the Lenders a perfected pledge and security interest in all of each Grantors’ right, title and interest in and to the following (the “Collateral”), which pledge and security interest shall be subject to the priorities set forth in Section 2.28 of the Credit Agreement and the Orders:
     (a) all present and future Accounts (as defined in the Uniform Commercial Code from time to time in effect in the State of New York), including without limitation, accounts receivable and other rights of each of the Grantors to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance, and all rights now or hereafter existing in and to all obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (in each case, to the extent assignable by such Grantor under applicable law without the consent of other parties thereunder) (any and all of such accounts, chattel paper, instruments, deposit accounts, letter of credit rights, general intangibles and other obligations, to the extent not referred to in clauses (d) and (f) below, collectively, the “Accounts”);
     (b) all goods and merchandise now owned or hereafter acquired by each of the Grantors wherever located, whether in the possession of a Grantor or of a bailee or other person for sale, storage, transit, processing, use or otherwise consisting of whole goods, components, supplies, materials, or consigned, returned or repossessed goods which are held for sale or lease or to be furnished (or have been furnished) under any contract of service or which are raw materials, work-in-process, finished goods or materials used or consumed in such Grantor’s business or processed by or on behalf of any Grantor (collectively, the “Inventory”);
     (c) all machinery, all manufacturing, distribution, selling, data processing and office equipment, all furniture, furnishings, appliances,

fixtures and trade fixtures, tools, tooling, vehicles, vessels, and all other goods and equipment of every type and description (other than inventory) and all parts thereof and all accessions thereto and all software related thereto, including, without limitation, software that is embedded in and is a part of any of the foregoing, in each instance whether now owned or hereafter acquired by each of the Grantors and wherever located (collectively, the “Equipment”);
     (d) all rights, interests, choses in action, causes of action, claims and all other intangible property of each of the Grantors of every kind and nature (other than the Accounts, Trademarks, Patents and Copyrights), in each instance whether now owned or hereafter acquired by such Grantor, including, without limitation, all general intangibles and payment intangibles, but excluding avoidance causes of action under the Bankruptcy Code; all corporate and other business records; all loans, royalties, and other obligations receivable; all inventions, designs, trade secrets, computer programs, software, printouts and other computer materials, goodwill, registrations, copyrights, licenses, franchises, customer lists, credit files, correspondence, and advertising materials (in each case, to the extent the same are assignable by such Grantor under applicable law); all customer and supplier contracts, firm sale orders, rights under license and franchise agreements (including all license agreements with any other Person in connection with any of the Patents and Trademarks or such other Person’s names or marks, whether such Grantor is a licensor or licensee under any such license agreement but, in each case, only to the extent such license agreements are assignable by such Grantor under applicable law without the consent of the licensor thereunder), and other contracts and contract rights (to the extent assignable by such Grantor under applicable law without the consent of other parties thereunder); all interests in partnerships and joint ventures; all tax refunds and tax refund claims; all right, title and interest under leases, subleases, licenses and concessions and other agreements relating to real or personal property (in each case, to the extent assignable by such Grantor under applicable law without the consent of other parties thereunder); all payments due or made to each of the Grantors in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property by any person or governmental authority; all commercial tort claims, including, but not limited to, those commercial tort claims listed on Schedule 5; all deposit accounts (general or special) with any bank or other financial institution (other than payroll and trust accounts); all credits with and other claims against carriers and shippers; all rights to indemnification; all reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interest in trusts; all proceeds of insurance of which each of the Grantors is beneficiary; and all letters of credit, letter of credit rights, guaranties, liens, security interest and other security held by or granted to each of the

Grantors; and all other intangible property, whether or not similar to the foregoing (collectively, the “General Intangibles”);
     (e) all chattel paper (including tangible paper and electronic chattel paper), all documents, all instruments, all notes and debt instruments and all payments thereunder and instruments and other property from time to time delivered in respect thereof or in exchange therefor, and all bills of lading, warehouse receipts and other documents of title and documents, in each instance whether now owned or hereafter acquired by any of the Grantors;
     (f) all property or interests in property now or hereafter acquired by any of the Grantors and all rights and interests of each of the Grantors, now existing or hereafter arising and however and wherever arising, in respect of any and all (i) notes, drafts, letters of credits, stocks, bonds, and debt and equity securities, whether or not certificated (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities and deposit accounts (including without limitation, the Concentration Account), (D) commodity contracts and (E) commodity accounts), warrants, options, puts and calls and other rights to acquire or otherwise relating to the same; (ii) money (including all cash and cash equivalents held in the L/C Cash Collateral Account and the Concentration Account); (iii) proceeds of loans, including, without limitation, Loans made under the Credit Agreement; and (iv) insurance proceeds and books and records relating to any of the property covered by this Agreement; together, in each instance, with all accessions and additions thereto, substitutions therefor, and replacements, proceeds and products thereof;
     (g) all trademarks, trade names, trade styles, service marks, prints and labels on which said trademarks, trade names, trade styles and service marks have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country or political subdivision thereof, all whether now owned or hereafter acquired by each of the Grantors, including, but not limited to, those described in Schedule 3 annexed hereto and made a part hereof, and all reissues, extensions or renewals thereof and all licenses thereof (in each case, to the extent assignable by such Grantor under applicable law without the consent of other parties thereunder) (together, in each case, with the goodwill of the business connected with the use of, and symbolized by each such trademark, service mark, trade name and trade dress, all of the foregoing being herein referred to as the “Trademarks”);

     (h) all (i) letters patent of the United States or any other country, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, all whether now owned or hereafter acquired by each of the Grantors, including, but not limited to, those described in Schedule 3 annexed hereto and made a part hereof; and (ii) all reissues, continuations, continuations-in-part or extensions thereof and all licenses thereof (in each case, to the extent assignable by such Grantor under applicable law without the consent of other parties thereunder) (all of the foregoing being herein referred to as the “Patents”);
     (i) all copyrights of the United States, or any other country, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof, or any other country or political subdivision thereof, all whether now owned or hereafter acquired by each of the Grantors, including, but not limited to, those described in Schedule 3 hereto and all renewals and extensions thereof and all licenses thereof (in each case, to the extent assignable by such Grantor under applicable law without the consent of other parties thereunder) (all of the foregoing being herein referred to as the “Copyrights”);
     (j) all books, records, ledger cards and other property at any time evidencing or relating to the Collateral;
     (k) all investment property, including without limitation, (i) all of the shares of capital stock owned by each Grantor, as applicable, listed on Schedule 4 hereto of the issuers listed thereon (individually, an “Issuer,” and collectively, the “Issuers”) and all shares of capital stock or ownership interests of any Issuer obtained in the future by such Grantor and the certificates representing or evidencing all such shares or ownership interests (the “Pledged Shares”); (ii) all other property which may be delivered to and held by the Collateral Agent in respect of the Pledged Shares pursuant to the terms hereof; (iii) subject to Section 9 below, all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clauses (i) and (ii) above; and (iv) subject to Section 9 below, all rights and privileges of each Grantor, as applicable, with respect to the securities and other property referred to in clauses (i), (ii) and (iii) (the items referred to in clauses (i) through (iv) being collectively called the “Pledged Collateral”);

     (l) all other personal property of each of the Grantors, whether tangible or intangible, and whether now owned or hereafter acquired;
     (m) all other investment property to the extent not otherwise referred to in this Section 1 in which any of the Grantors has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, distributions, value, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all subscription warrants, rights or options issued thereon or with respect thereto; and
     (n) all proceeds and products of any of the foregoing, in any form, including, without limitation, any claims against third parties for loss or damage to or destruction of any or all of the foregoing and to the extent not otherwise included, all (i) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral; and (ii) cash;
; provided, however, no Grantor shall be required to pledge to the Collateral Agent (i) in excess of 65% of the voting Capital Stock of its direct Foreign Subsidiaries or any of the Capital Stock or interests of its indirect Foreign Subsidiaries if adverse tax consequences would result to the Borrower from such pledge, (ii) the Capital Stock of Calpine Pasadena Cogeneration, Inc. and Calpine Texas Cogeneration, Inc., to the extent the pledge thereof is prohibited by the documents governing the leveraged lease transaction under which Pasadena Cogeneration L.P. is the facility lessee, and such entities are not Debtors, (iii) the Capital Stock of Androscoggin Energy, LLC, Bethpage Energy Center 3, LLC, Calpine Canada Energy Finance ULC, Calpine Canada Energy Ltd., Calpine Merchant Services Company, Inc., Calpine Newark, LLC, Calpine Parlin, LLC and CPN Insurance Corporation or (iv) the stock of any Subsidiary that is not a Debtor owned by any Subsidiary that becomes a Debtor after the Closing Date to the extent such pledge would constitute a default under project documents, result in a right of refusal, call or put options being activated, or to the extent such entity is a debtor in another bankruptcy case in another jurisdiction, or insurance company or such grant of a security interest is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument, other document or any applicable shareholder or similar agreement relating thereto or conflicts with any applicable law.
     SECTION 2 . Security for Obligations. This Agreement and the Collateral secure the payment of the Obligations.

     SECTION 3 . Delivery of Pledged Collateral; Other Action. Promptly upon written request by the Collateral Agent (and without further order of the Bankruptcy Court), all certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by the Collateral Agent pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right (for its benefit and for the ratable benefit of Agents and the Lenders), at any time in its discretion and without notice to the Grantors to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Collateral; provided, however, upon the cure or waiver of any and all such Events of Default, the Collateral Agent shall (so long as no other Event of Default or event which with the passage of time would constitute an Event of Default shall have in the interim occurred) at such Grantor’s sole expense, and within ten (10) Business Days, register the Pledged Collateral in the applicable Grantor’s name.
     SECTION 4 . Representations and Warranties. Each Grantor, jointly and severally, represents and warrants as follows:
     (a) All of the Inventory and/or Equipment which constitutes Collateral having a book value greater than $1,000,000 is located in the United States. The chief places of business and chief executive offices of each of the Grantors and the offices where each Grantor keeps its records concerning any Accounts and all originals of all chattel paper which evidence any Account are located at the places specified in Schedule 1 hereto.
     (b) Each Grantor’s exact legal name is that indicated on the signature pages hereof. Each Grantor is an organization of the type and is organized under the laws of the jurisdiction listed on Schedule 2 hereto. Schedule 2 hereto accurately sets forth each Grantor’s organizational identification number (or accurately states that it has none) and taxpayer identification number.
     (c) Each of the Grantors owns the Collateral free and clear of any Lien except for the Lien created by this Agreement, the Interim Order and (when applicable) the Final Order and except as permitted under Section 6.2 of the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except (x) such as may have been filed in favor of the Collateral Agent relating to this Agreement and (y) in favor of any holder of a Lien permitted under Section 6.2 of the Credit Agreement.
     (d) No Grantor owns any material Trademarks, Patents or Copyrights or has any material Trademarks, Patents or Copyrights registered in, or the subject of pending applications in, the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, other than those described in Schedule 3 hereto. The registrations for the Collateral disclosed on such Schedule 3 hereto are valid and subsisting and in full force and effect to the extent they are material to the assets, properties, condition (financial or otherwise) or operations of the Grantors taken as a whole. None of the material Patents or Copyrights have been abandoned or dedicated to the extent they are material to the assets, properties, condition (financial or otherwise) or operations of the Grantors taken as a whole.
     (e) The Pledged Shares have been duly authorized and validly issued and, to the extent applicable, are fully paid and non-assessable. None of the Pledged Shares have been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer is subject.
     (f) Each Grantor, as the case may be, is the legal and beneficial owner of the Pledged Shares as described on Schedule 4, free and clear of any lien, security interest, option or other charge or encumbrance, except for the security interest created by this Agreement and the Interim Order and (when applicable) the Final Order.
     (g) Except as disclosed on Schedule 4, the Pledged Shares described in Section l(k) hereof constitute all of the issued and outstanding shares of stock of each of the Issuers held by such Grantor and no Issuer that is a Grantor (and, to such Grantor’s knowledge, no Issuer that is not a Grantor) is under any contractual obligation to issue any additional shares of stock or any other securities, rights or indebtedness.
     (h) Except for the Orders, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the grant and pledge by each of the Grantors of the security interests granted hereby or for the execution, delivery or performance of this Agreement by each of the Grantors or (ii) for the perfection of the security interests or the exercise by the Collateral Agent of its rights and remedies hereunder except as may be required in connection with the pledge of the capital stock or other ownership interests of any Person that is not incorporated or organized in the United States and except with respect to Collateral held by a Grantor outside of the United States.
     SECTION 5 . Further Assurances.
     (a) Each of the Grantors agrees that from time to time, at the expense of the Grantors, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce any of its rights and remedies hereunder with respect to any Collateral in accordance with the terms hereof. Without limiting the generality of the foregoing, and without further order of the Bankruptcy Court, each of the Grantors (i) hereby authorizes the Collateral Agent to file such initial financing or continuation statements, or amendments thereto, and (ii) will execute and file such other instruments or notices, in each case, as may be necessary, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby.
     (b) Each Grantor hereby authorizes the Collateral Agent to file one or more initial financing or continuation statements (including the description of the Collateral as “all assets” or “all personal property” of such Grantor), and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor.
     (c) Each Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.
     (d) Each Grantor shall provide Collateral Agent with at least ten (10) Business Days’ prior written notice of (i) any change in the name, organizational structure or jurisdiction of organization of such Grantor or (ii) a change in the organizational identification number of such Grantor. Each Grantor shall also promptly, but in any event within ten (10) days of receipt of an organizational identification number, if such Grantor did not previously have one, notify the Collateral Agent of the receipt thereof.
     SECTION 6 . As to Equipment and Inventory. Each Grantor shall:
     (a) Keep the Equipment and Inventory which constitute Collateral (other than Inventory sold in the ordinary course of business and Equipment and Inventory in transit, out for repair or maintained by an employee) at the places in jurisdictions where all action required by Section 5 shall have been taken to assure the continuation of the perfection of the security interest of the Collateral Agent (for its benefit and the ratable benefit of Agents and the Lenders) with respect to such Equipment and Inventory.
     (b) Subject to provisions of the Credit Agreement, maintain or cause to be maintained in good repair, working order and condition, excepting ordinary wear and tear and damage due to casualty, all of the Equipment which constitutes Collateral, and make or cause to be made all necessary repairs, renewals and replacements thereof, to the extent not obsolete, surplus, uneconomical or negligible and consistent with past practice of such Grantor, as quickly as reasonably practicable after the occurrence of any loss or damage thereto which are necessary or reasonably desirable to such end, except where the failure to do any of the foregoing would not result in a material adverse effect on the assets, properties, condition (financial or otherwise) or operations of the Grantors, taken as a whole.
     (c) Until satisfaction in full of the Obligations (other than contingent indemnification Obligations after the repayment of all other Obligations and the termination of the Commitment), at any time when an Event of Default has occurred and is continuing upon prior notice to the Borrower by the Collateral Agent in accordance with Section 7 of the Credit Agreement and the Orders: (i) each Grantor will perform any and all reasonable actions requested by the Collateral Agent to enforce the Collateral Agent’s security interest in the Inventory and/or Equipment and all of the Collateral Agent’s rights hereunder, such as subleasing warehouses to the Collateral Agent or its designee, placing and maintaining signs, appointing custodians, transferring Inventory to warehouses, using best efforts to obtain acknowledgments of bailees and delivering to the Collateral Agent warehouse receipts and documents of title in the Collateral Agent’s name; (ii) if any material amount of Inventory and/or Equipment is in the possession or control of any of the Grantors’ agents, contractors or processors or any other third party (other than in connection with a temporary relocation of such Collateral for a limited time such that the perfection of the security interests in such Collateral is not adversely affected thereby), each such Grantor will notify the Collateral Agent thereof and will notify such agents, contractors or processors or third party of the Collateral Agent’s security interest therein and use best efforts to obtain their acknowledgment thereof and, upon request, instruct them to hold all such Collateral for the Collateral Agent and such Grantor’s account, as their interests may appear, and subject to the Collateral Agent’s instructions; (iii) the Collateral Agent shall have the right to hold all Inventory and/or Equipment subject to the security interest granted hereunder; and (iv) the Collateral Agent shall have the right to take possession of the Inventory and/or Equipment or any part thereof and to maintain such possession on such Grantor’s premises or to remove any or all of such Collateral to such other place or places as the Collateral Agent desires in its sole discretion. If the Collateral Agent exercises its right to take possession of any or all of the Inventory and/or Equipment, such Grantor, upon the Collateral Agent’s demand, will assemble such Collateral to make it available to the Collateral Agent at such Grantor’s premises at which it is located.
     SECTION 7 . As to Accounts.
     (a) Each Grantor will hold and preserve records concerning the Accounts and chattel paper which evidence Accounts and will permit representatives of the Collateral Agent, at any time during normal business hours and upon reasonable prior written notice, to inspect and make abstracts from such records and chattel paper in accordance with Section 5.6 of the Credit Agreement.
     (b) Except as otherwise provided in this subsection (b), each Grantor shall continue to collect in accordance with its customary practice, at its own expense, all amounts due or to become due to such Grantor under the Accounts and, prior to the occurrence and continuance of an Event of Default upon prior notice to the Borrower by the Collateral Agent in accordance with Section 7 of the Credit Agreement and the Orders, such Grantor shall have the right to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon, all in accordance with its customary practices. In connection with such collections, the Grantors may, upon the occurrence and during the continuation of an Event of Default and upon prior notice by the Collateral Agent in accordance with Section 7 of the Credit Agreement and the Orders, take (and at the direction of the Collateral Agent shall take) such action as the Grantors or the Collateral Agent may reasonably deem necessary or advisable to enforce collection of the Accounts; provided, that upon written notice of its intention to do so by the Collateral Agent to any Grantor in accordance with Section 7 of the Credit Agreement and the Orders, following the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have the right to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to the Collateral Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Accounts, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by such Grantor of the notice referred to in the proviso to the preceding sentence, and unless and until (x) such notice is rescinded by the Collateral Agent by written notice to such Grantor or (y) an Event of Default shall no longer be continuing (i) all amounts and proceeds (including instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of the Collateral Agent (for its benefit and for the ratable benefit of Agents and the Lenders) hereunder, shall be segregated from other funds of the Grantors and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and either (A) if such Event of Default shall have been cured or waived, released to the Grantors within ten (10) Business Days or (B) if such Event of Default shall be continuing, applied as provided by Section 15, and (ii) the Grantors shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon without the consent of the Collateral Agent.

     SECTION 8 . As to Trademarks, Patents and Copyrights.
     (a) Each Grantor shall, either itself or through licensees, continue to use the Trademarks as each is currently used in the Grantor’s business in order to maintain the Trademarks in full force free from any claim of abandonment for nonuse and each such Grantor will not (and will not permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated, unless such failure to use a Trademark or invalidation is not reasonably likely to have a material adverse effect on the assets, properties, condition (financial or otherwise) or operations of the Grantors taken as a whole.
     (b) No Grantor will do any act, or omit to do any act, whereby the Patents or Copyrights may become abandoned or dedicated and each such Grantor shall notify the Collateral Agent immediately if it knows of any reason that any application or registration may become abandoned or dedicated, unless such abandonment or dedication is not reasonably likely to have a material adverse effect on the condition (financial or otherwise), operations or properties of the Grantors taken as a whole.
     (c) Each Grantor will take all necessary steps in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain in all material respects each application and registration of all material Trademarks, Patents and Copyrights, including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings except where failure to so maintain is not reasonably likely to have a material adverse effect on the condition (financial or otherwise), operations or properties of the Grantors taken as a whole.
     (d) Each Grantor will, without further order of the Bankruptcy Court, perform all acts and execute and deliver all further instruments and documents, including, without limitation, assignments for security in form suitable for filing with the United States Patent and Trademark Office, and the United States Copyright Office, respectively, reasonably requested by the Collateral Agent at any time to evidence, perfect, maintain, record and enforce the Collateral Agent’s interest in all material Trademarks, Patents and Copyrights or otherwise in furtherance of the provisions of this Agreement, and each Grantor hereby authorizes the Collateral Agent to execute and file one or more accurate financing statements (and similar documents) or copies thereof or of this Agreement with respect to material Patents, Trademarks and Copyrights signed only by the Collateral Agent.

     SECTION 9 . As to the Pledged Collateral; Voting Rights; Dividends; Etc.
     (a) So long as (i) no Event of Default shall have occurred and be continuing or (ii) if an Event of Default has occurred and is continuing, the Collateral Agent shall not have delivered prior notice to the Borrower in accordance with Section 7 of the Credit Agreement and the Orders:
     (i) the Grantors (as applicable) shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, however, that no such action may be taken that would be inconsistent with any Loan Document;
     (ii) notwithstanding the provisions of Section 1 hereof, such Grantors shall be entitled to receive and retain any and all dividends and other distributions paid in respect of the Pledged Collateral to the extent not in violation of the Credit Agreement; provided, that any and all
     (A) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,
     (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and
     (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Shares;
shall be, and shall be forthwith delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by any of the Grantors, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement); and
     (iii) the Collateral Agent shall execute and deliver (or cause to be executed and delivered) to the Grantors (as applicable) all such proxies and other instruments as the Grantors (as applicable) may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) above.

     (b) Upon the occurrence and during the continuance of an Event of Default and upon prior notice to the Borrower by the Collateral Agent in accordance with Section 7 of the Credit Agreement and the Orders:
     (i) upon written notice from the Collateral Agent to the Grantors (as applicable) to such effect, all rights of such Grantors (as applicable) to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 9(a)(i) and to receive the dividends which it would otherwise be authorized to receive and retain pursuant to Section 9(a)(ii) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral any such dividends; and
     (ii) all dividends which are received by such Grantors contrary to the provisions of paragraph (i) of this Section 9(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Grantors and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).
After any and all Events of Default have been cured or waived (provided that no event which would with the passage of time constitute an Event of Default shall have in the interim occurred), (i) each Grantor shall have the right to exercise the voting, managerial and other consensual rights and powers that it would otherwise be entitled to pursuant to Section 9(a) hereof and receive the payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights which it would have been authorized to receive and retain pursuant to Section 9(a) and (ii) within ten (10) Business Days after such cure or waiver, the Collateral Agent shall repay and deliver to each Grantor all cash and monies that such Grantor is entitled to retain pursuant to Section 9(a) which was not applied in repayment of the Obligations.
     SECTION 10 . Insurance. Each Grantor will comply with all the applicable provisions of the Credit Agreement with respect to the maintenance of insurance and proceeds thereof.
     SECTION 11 . Transfers to Others; Liens; Additional Shares. Each Grantor shall not:
     (a) Sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except for sales, assignments or other dispositions otherwise permitted by the Credit Agreement.
     (b) Create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral to secure any obligation of any person or entity, except for the security interest created by this Agreement, the Credit Agreement, the Interim Order and (when applicable) Final Order, or except as otherwise permitted by the Credit Agreement.
     (c) Each of the Grantors (as applicable) agrees that it will (i) cause each of the Issuers that are Subsidiaries not to issue any stock or other securities in addition to or substitution for the Pledged Shares issued by such Issuer, except to any Grantor and (ii) pledge hereunder, promptly upon its receipt thereof, any and all such additional shares of stock or other securities of each Issuer of the Pledged Shares, subject to the last sentence of Section 1 hereof.
     SECTION 12 . Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor’s attorney-in-fact (which appointment shall be irrevocable and deemed coupled with an interest), with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent’s discretion, upon and during the occurrence and continuation of an Event of Default and upon prior notice to the Borrower by the Collateral Agent in accordance with Section 7 of the Credit Agreement and the Orders, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:
     (i) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 10,
     (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,
     (iii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (i) or (ii) above,
     (iv) to receive, endorse and collect all instruments made payable to the Grantors representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same,
     (v) to exercise on behalf of each Grantor any rights, privileges and remedies under the Leveraged Lease Documents and to tender performance and take any other actions incidental thereto; and
     (vi) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral.
     SECTION 13 . Collateral Agent May Perform; Fees and Expenses. If any Grantor fails to perform any agreement contained herein, upon notice to such Grantor, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable fees and expenses of the Collateral Agent and its Affiliates (including the reasonable fees, disbursements and other charges of counsel to the Collateral Agent and its Affiliates, and of the Collateral Agent’s and its Affiliates’ internal and third-party consultants) shall be payable by the Grantors promptly upon written demand together with backup documentation supporting such reimbursement request.
     SECTION 14 . The Collateral Agent’s Duties. The powers conferred on the Collateral Agent hereunder are solely to protect its interest and the interests of the Lenders in the Collateral and, except as set forth in the following sentence, shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, including, without limitation, ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters.
     SECTION 15 . Remedies. If any Event of Default shall have occurred and be continuing, upon prior notice to the Borrower by the Collateral Agent in accordance with Section 7 of the Credit Agreement and the Orders, and subject to the provisions of Section 7 of the Credit Agreement and the priorities and other terms set forth in Section 2.28 of the Credit Agreement, the Orders:
     (a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, and without application to or order of the Bankruptcy Court, all the rights and remedies of a secured party on default under the Uniform Commercial Code and also may (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent which is reasonably convenient to all parties and (ii) without notice except as specified in the following sentence, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of such sale shall be required by law, at least ten (10) days’ notice to the Grantors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
     (b) The Collateral Agent may instruct the Grantors not to make any further use of the Patents, Copyrights or Trademarks or any mark similar thereto for any purpose to the extent that such use would be inconsistent with the exercise by the Collateral Agent of any other remedies under this Section.
     (c) The Collateral Agent may license, to the extent such Grantor has a right to issue such a license, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any of the Trademarks, Patents or Copyrights throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine.
     (d) The Collateral Agent may (without assuming any obligations or liability thereunder), at any time, enforce against any licensee or sublicensee all rights and remedies of the Grantors in, to and under any one or more license agreements with respect to the Collateral, and take or refrain from taking any action under any thereof, and each of the Grantors hereby releases the Collateral Agent from, and agrees to hold the Collateral Agent free and harmless from and against any claims arising out of, any action taken or omitted to be taken with respect to any such license agreement except claims involving gross negligence, willful misconduct or bad faith of the Collateral Agent.
     (e) In the event of any such license, assignment, sale or other disposition of the Collateral, or any part of it, upon the request of the Collateral Agent, each Grantor shall supply its know-how and expertise relating to the Trademarks, Patents or Copyrights, and its customer lists and other records relating to the Trademarks, Patents or Copyrights to the Collateral Agent or its designee.
     (f) In order to implement the assignment, sale or other disposal of any of the Trademarks, Patents or Copyrights, the Collateral Agent may, in compliance with this section, pursuant to the authority granted in Section 12 hereof, execute and deliver on behalf of the Grantors, one or more instruments of assignment of the Trademarks, Patents or Copyrights (or any application of registration thereof), in form suitable for filing, recording or registration in any country.
     (g) All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 16 hereof) as follows:
     (i) First, to pay or cash collateralize (in a manner reasonably satisfactory to the relevant Administrative Agents or the Sub-Agent, as applicable) incurred and unpaid fees and expenses of the Administrative Agents and the Sub-Agent under the Loan Documents and any Cash Management Obligations;
     (ii) Second, to the First Priority Agent and the Sub-Agent, for application by it towards payment or cash collateralization (in a manner reasonably satisfactory to the First Priority Agent or the Sub-Agent) of Obligations in respect of the First Priority Facility, pro rata among the First Priority Lenders holding such Obligations according to the amounts of such Obligations held by such First Priority Lenders;
     (iii) Third, to the Second Priority Lenders, for application by it towards prepayment of Obligations in respect of the Second Priority Term Facility, pro rata among the Second Priority Term Lenders according to the amounts of such Obligations then held by the Second Priority Term Lenders; and
     (iv) Fourth, to the payment or cash collateralization (in a manner reasonably satisfactory to the respective holders thereof) of any remaining Obligations, pro rata among the holders of such Obligations according to the amounts of such Obligations then held by such holders.
Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment in full of all outstanding Obligations shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive such surplus.
     (h) If at any time when the Collateral Agent shall determine to exercise its right to sell all or any part of the Pledged Collateral pursuant to this Section 15, such Pledged Collateral or the part thereof to be sold shall not be effectively registered under the Securities Act of 1933, as amended, and as from time to time in effect, and the rules and regulations thereunder (the “Securities Act”), the Collateral Agent is hereby expressly authorized to sell such Pledged Collateral or such part thereof by private sale in such manner and under such circumstances as the Collateral Agent may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Collateral Agent, in compliance with applicable securities laws, (a) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or such part thereof shall have been filed under such Securities Act, (b) may approach and negotiate with a restricted number of potential purchasers to effect such sale and (c) may restrict such sale to purchasers as to their number, nature of business and investment intention including without limitation to purchasers each of whom will represent and agree to the satisfaction of the Collateral Agent that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Collateral, or part thereof, it being understood that the Collateral Agent may cause or require each Grantor, and each Grantor hereby agrees upon the written request of the Collateral Agent, to cause (i) a legend or legends to be placed on the certificates to be delivered to such purchasers to the effect that the Pledged Collateral represented thereby have not been registered under the Securities Act and setting forth or referring to restrictions on the transferability of such securities; and (ii) the issuance of stop transfer instructions to such Issuer’s transfer agent, if any, with respect to the Pledged Collateral, or, if such Issuer transfers its own securities, a notation in the appropriate records of such Issuer. In the event of any such sale, each Grantor does hereby consent and agree that the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price which the Collateral Agent may deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were public and deferred until after registration as aforesaid.
     SECTION 16 . Indemnity and Expenses.
     (a) Each Grantor, jointly and severally, agrees to indemnify the Collateral Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities directly arising from the Collateral Agent’s own gross negligence, willful misconduct or bad faith.
     (b) The Grantors will promptly upon written demand together, with backup documentation supporting such reimbursement request, pay to the Collateral Agent the amount of any and all reasonable fees and reasonable out-of-pocket expenses of the Collateral Agent and its Affiliates (including the reasonable fees, disbursements and other charges of counsel to the Collateral Agent and its Affiliates and of the Collateral Agent’s and its Affiliates’ internal and third-party consultants) which the Collateral Agent and its Affiliates may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (iv) the failure by any of the Grantors to perform or observe any of the provisions hereof.
     (c) The Grantors assume all responsibility and liability arising from the use of the Trademarks, Patents and Copyrights except to the extent such liability is a direct result of the Collateral Agent’s own gross negligence, willful misconduct or bad faith.
     (d) Each of the Grantors agrees that the Collateral Agent does not assume, and shall have no responsibility for, the payment of any sums due or to become due under any agreement or contract included in the Collateral or the performance of any obligations to be performed under or with respect to any such agreement or contract by any of the Grantors, and except as the same may have resulted directly from the gross negligence, willful misconduct or bad faith of the Collateral Agent, each of the Grantors hereby jointly and severally agree to indemnify and hold the Collateral Agent harmless with respect to any and all claims by any person relating thereto.
     SECTION 17. Additional Grantors. Each Global Entity that is required to become a party to this Agreement pursuant to Section 5.11(b) of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.
     SECTION 18 . Security Interest Absolute. All rights of the Collateral Agent and security interests hereunder, and all obligations of each of the Grantors hereunder, shall be absolute and unconditional, irrespective of any circumstance which might constitute a defense available to, or a discharge of, any guarantor or other obligor in respect of the Obligations other than payment in full of the Obligations after the repayment of all other Obligations and the termination of the Commitments.
     SECTION 19 . Amendments; Etc. No amendment or waiver of any provision of this Agreement, nor any consent to any departure by any of the Grantors herefrom, shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto, with the consent of the requisite Lenders specified in Section 11.1 of the Credit Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     SECTION 20 . Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and shall be given in accordance with the applicable provisions of the Credit Agreement.
     SECTION 21 . Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the permanent termination of the Commitments, the cancellation or termination of all Letters of Credit (or cash collateralization thereof at a rate of 105%) and payment in full in cash of the Obligations, (ii) be binding upon each of the Grantors, their successors and assigns and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral

Agent, each Agent and each of the Lenders and their respective permitted successors, transferees and assigns. Upon (x) any sale, assignment, disposition or other transfer by any of the Grantors of any Collateral that is permitted under the Credit Agreement, (y) the rejection or termination of any facility lease or surrender of any Designated Projects permitted under Section 6.5(a)(iii) of the Credit Agreement or, as to Clear Lake Cogeneration, L.P., the rejection or termination of the long-term steam supply agreement (the “Clear Lake Steam Agreement”) with Celanese Ltd. (“Celanese”) and Old World Industries, Inc. (“Old World”) or of the ground lease with Celanese related to Clear Lake, or (z) the effectiveness of any written consent to the release of the security interest granted by the Credit Agreement, the Orders or hereby in any Collateral pursuant to Section 11.1 of the Credit Agreement, (A) the security interest in such Collateral (but not any proceeds thereof) shall be automatically released, and (B) as to (1) the rejection or termination of any facility lease in respect of, or the surrender of, any Designated Project (as defined in the Cash Collateral Order) which is the sole facility owned or leased by a Grantor, or (2) the rejection or termination of the ground lease with Celanese related to Clear Lake or the Clear Lake Steam Agreement, the guarantee obligations of such Grantor or Guarantor under the Credit Agreement and hereunder, and the security interests and the claims of the Lenders (including the Superpriority Claims) in respect thereof, shall be automatically released. Upon a surrender of a Designated Project permitted under Section 6.5(a)(iii) of the Credit Agreement effected by way of foreclosure (consensual or otherwise) on the Capital Stock or assets of the relevant project debtor, the security interest in the assets (and Capital Stock to the extent necessary to permit a consensual surrender or foreclosure) of such project debtor, the guarantee obligations of such project debtor under the Credit Agreement and hereunder, and the Superpriority Claims of the Lenders in respect thereof, shall be automatically cancelled and released. Upon any such termination, the Collateral Agent will, at the Grantor’s expense, execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination, and the Collateral Agent shall be entitled to rely conclusively on, without independent investigation, a certificate of the applicable Grantor certifying that any specific sale, assignment, disposition or other transfer of any Collateral is permitted under the Credit Agreement.
     SECTION 22 . CCFC Collateral. Notwithstanding anything to the contrary set forth in this Agreement, at any time after CCFC Preferred Holdings, LLC and its Subsidiaries (the “CCFC Entities”) become Grantors under this Agreement in accordance with Section 5.11(b) of the Credit Agreement and grant Liens on all of their assets as Collateral hereunder (such Collateral of the CCFC Entities, the “CCFC Collateral”), the Collateral Agent, and by becoming parties to the Credit Agreement, the Lenders, agree that in the exercise of any rights and remedies under this Agreement or any other Loan Document, the Collateral Agent shall use its commercially reasonable efforts to exercise such rights and remedies first against Collateral other than the CCFC Collateral before exercising any such rights and remedies against the CCFC Collateral.

     SECTION 23 . Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, and, to the extent applicable, the Bankruptcy Code.
     SECTION 24 . Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
     SECTION 24. Execution in Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
[Signature Pages Follow

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

BORROWER:

CALPINE CORPORATION

By:	/s/ Eric N. Pryor

Name: Eric N. Pryor
Title:

GRANTORS:
Amelia Energy Center, LP
Anacapa Land Company, LLC
Anderson Springs Energy Company
Androscoggin Energy, Inc.
Auburndale Peaker Energy Center, LLC
Aviation Funding Corp.
Baytown Energy Center, LP
Baytown Power GP, LLC
Baytown Power, LP
Bellingham Cogen, Inc.
Bethpage Fuel Management Inc.
Blue Heron Energy Center, LLC
Blue Spruce Holdings, LLC
Broad River Energy LLC
Broad River Holdings, LLC
CalGen Equipment Finance Company, LLC
CalGen Equipment Finance Holdings, LLC
CalGen Expansion Company, LLC
CalGen Finance Corporation
CalGen Project Equipment Finance Company One, LLC
CalGen Project Equipment Finance Company Three, LLC
CalGen Project Equipment Finance Company Two, LLC
Calpine Acadia Holdings, LLC
Calpine Administrative Services Company, Inc.
Calpine Agnews, Inc.
Calpine Amelia Energy Center GP, LLC
Calpine Amelia Energy Center LP, LLC
Calpine Auburndale Holdings, LLC
Calpine Baytown Energy Center GP, LLC
Calpine Baytown Energy Center LP, LLC
Calpine Bethpage 3 Pipeline Construction Company, Inc.
Calpine Bethpage 3, LLC
Calpine c*Power, Inc.
Calpine CalGen Holdings, Inc.
Calpine California Development Company, LLC
Calpine California Energy Finance, LLC
Calpine California Equipment Finance Company, LLC
Calpine Calistoga Holdings, LLC
Calpine Central Texas GP, Inc.
Calpine Central, Inc.
Calpine Central, L.P.
Calpine Central-Texas, Inc.
Calpine Channel Energy Center GP, LLC
Calpine Channel Energy Center LP, LLC
Calpine Clear Lake Energy GP, LLC
Calpine Clear Lake Energy, LP
Calpine Cogeneration Corporation
Calpine Construction Management Company, Inc.
Calpine Corpus Christi Energy GP, LLC
Calpine Corpus Christi Energy, LP
Calpine Decatur Pipeline, Inc.
Calpine Decatur Pipeline, L.P.
Calpine Dighton, Inc.
Calpine East Fuels, Inc.
Calpine Eastern Corporation
Calpine Energy Services Holdings, Inc.
Calpine Energy Services, LP
Calpine Finance Company
Calpine Freestone Energy GP, LLC
Calpine Freestone Energy, LP
Calpine Freestone, LLC
Calpine Fuels Corporation
Calpine Gas Holdings, LLC
Calpine Generating Company, LLC
Calpine Gilroy 1, Inc.
Calpine Gilroy 2, Inc.
Calpine Gilroy Cogen, L.P.
Calpine Global Services Company, Inc.
Calpirie Gordonsville GP Holdings, LLC
Calpine Gordonsville LP Holdings, LLC
Calpine Gordonsville, LLC
Calpine Greenleaf Holdings, Inc.
Calpine Greenleaf, Inc.
Calpine Hidalgo Design, L.P.
Calpine Hidalgo Energy Center, L.P.
Calpine Hidalgo Holdings, Inc.
Calipne Hidalgo Power GP, LLC
Calpine Hidalgo Power, LP
Calpine Hidalgo, Inc.
Calpine International Holdings, Inc.
Calpine International, LLC
Calpine Investment Holdings, LLC
Calpine Kennedy Airport, Inc.
Calpine KIA, Inc.
Calpine Leasing Inc.
Calpine Long Island, Inc.
Catptne Lost Pines Operations, Inc.
Calpinc Louisiana Pipeline Company
Calpine Magic Valley Pipeline, Inc.
Calpine Monterey Cogeneration, Inc.
Calpine MVP, Inc.
Calpine NCTP GP, LLC
Calpine NCTP, LP
Calpine Northbrook Corporation of Maine, Inc.
Calpine Northbrook Energy Holding, LLC
Calpine Northbrook Energy, LLC
Calpine Northbrook Holdings Corporation
Calpine Northbrook Investors, LLC
Calpine Northbrook Project Holdings, LLC
Calpine Northbrook Southcoast Investors, LLC
Calpine NTC, LP
Calpine Oneta Power I, LLC
Calpine Oneta Power II LLC
Calpine Oneta Power, L.P.
Calpine Operating Services Company, Inc.
Calpine Operations Management Company, Inc.
Calpine Pastoria Holdings, LLC
Calpine Philadelphia, Inc.
Calpine Pittsburg, LLC
Calpine Power Company
Calpine Power Equipment LP
Calpine Power Management, Inc.
Calpine Power Management, LP
Calpine Power Services, Inc
Calpine Power, Inc.
Calpine PowerAmerica, Inc.
Calpine PowerAmerica - CA, LLC
Calpine PowerAmerica - CT, LLC
Calpine PowerAmerica - MA, LLC
Calpine PowerAmerica - ME, LLC
Calpine PowerAmerica - NH, LLC
Calpine PowerAmerica - NY, LLC
Calpine PowerAmerica - OR, LLC
Calpine PowerAmerica, LP
Calpine Producer Services, L.P.
Calpine Project Holdings, Inc.
Calpine Pryor, Inc.
Calpine Rumford I, Inc.
Calpine Rumford, Inc.
Calpine Schuylkill, Inc.
Calpine Siskiyou Geothermal Partners, L.P.
Calpine Stony Brook, Inc.
Calpine Stony Brook Operators, Inc.
Calpine Stony Brook Power Marketing, LLC
Calpine Sumas, Inc.
Calpine TCCL Holdings, Inc.
Calpine Texas Pipeline GP, Inc.
Calpine Texas Pipeline LP, Inc.
Calpine Texas Pipeline, L.P.
Calpine Tiverton 1, Inc.
Calpine Tiverton, Inc.
Calpine ULC I Holding, LLC
Calpine University Power, Inc.
Calpine Unrestricted Funding, LLC
Calpine Unrestricted Holdings, LLC
Calpine Vapor, Inc.
Carville Energy LLC
CCFC Development Company, LLC
CCFC Equipment Finance Company, LLC
CCFC Project Equipment Finance Company One, LLC
CES GP, LLC
CGC Dighton, LLC
Channel Energy Center, LP
Channel Power GP, LLC
Channel Power, LP
Clear Lake Cogeneration Limited Partnership
CogenAmerica Asia Inc.
CogenAmerica Parlin Supply Corp.
Columbia Energy LLC
Corpus Christi Cogeneration L.P.
CPN 3rd Turbine, Inc.
CPN Acadia, Inc.
CPN Berks Generation, Inc,
CPN Berks, LLC
CPN Bethpage 3rd Turbine, Inc.
CPN Cascade, Inc.
CPN Clear Lake, Inc.
CPN Decatur Pipeline, Inc.
CPN Energy Services GP, Inc.
CPN Energy Services LP, Inc.
CPN Freestone, LLC
CPN Funding, Inc.
CPN Morris, Inc.
CPN Oxford, Inc.
CPN Pipeline Company
CPN Pleasant Hill Operating, LLC
CPN Pleasant Hill, LLC
CPN Power Services GP, LLC
CPN Power Services, LP
CPN Pryor Funding Corporation
CPN Telephone Flat, Inc.
Decatur Energy Center, LLC
Deer Park Power GP, LLC
Deer Park Power, LP
Delta Energy Center, LLC
Dighton Power Associates Limited Partnership
East Altamont Energy Center, LLC
Fond du Lac Energy Center, LLC
Fontana Energy Center, LLC
Freestone Power Generation, LP
Freestone Power Generation, LP
GEC Bethpage Inc.
Geothermal Energy Partners LLC
Geysers Power Company II, LLC
Geysers Power Company, LLC
Geysers Power I Company
Goldendale Energy Center, LLC
Hammond Energy LLC
Hillabee Energy Center, LLC
Idelwild Fuel Management Corp.
JMC Bethpage, Inc.
KIAC Partners
Lake Wales Energy Center, LLC
Lawrence Energy Center, LLC
Lone Oak Energy Center, LLC
Los Esteros Critical Energy Facility, LLC
Los Medanos Energy Center LLC
Magic Valley Gas Pipeline GP, LLC
Magic Valley Gas Pipeline, LP
Magic Valley Pipeline, L.P.
MEP Pleasant Hill, LLC
Moapa Energy Center, LLC
Mobile Energy LLC
Modoc Power, Inc.
Morgan Energy Center, LLC
Mount Hoffman Geothermal Company, L.P.
Mt. Vernon Energy LLC
NewSouth Energy LLC
Nissequogue Cogen Partners
Northwest Cogeneration, Inc.
NTC Five, Inc.
NTC GP, LLC
Nueces Bay Energy LLC
O.L.S. Energy-Agnews, Inc.
Odyssey Land Acquisition Company
Pajaro Energy Center, LLC
Pastoria Energy Center, LLC
Pastoria Energy Facility, LLC
Philadelphia Biogas Supply, Inc.
Phipps Bend Energy Center, LLC
Pine Bluff Energy, LLC
Quintana Canada Holdings, LLC
RockGen Energy LLC
Rumford Power Associates Limited Partnership
Russell City Energy Center, LLC
San Joaquin Valley Energy Center, LLC
Silverado Geothermal Resources, Inc.
Skipanon Natural Gas, LLC
South Point Energy Center, LLC
South Point Holdings, LLC
Stony Brook Cogeneration, Inc.
Stony Brook Fuel Management Corp.
Sutter Dryers, Inc.
TBG Cogen Partners
Texas City Cogeneration, L.P.
Texas Cogeneration Company
Texas Cogeneration Five, Inc.
Texas Cogeneration One Company
Thermal Power Company
Thomassen Turbine Systems America, Inc.
Tiverton Power Associates Limited Partnership
Towantic Energy, L.L.C.
VEC Holdings, LLC
Venture Acquisition Company
Vineyard Energy Center, LLC
Wawayanda Energy Center, LLC
Whatcom Cogeneration Partners, L.P.
Zion Energy LLC

By:	/s/ Eric N. Pryor
	Name:	Eric N. Pryor
Title:

Augusta Development Company, LLC
Calpine Kennedy Operators Inc.
Calpine Northbrook Services, LLC
Calpine Sonoran Pipeline LLC
Calpine Stony Brook, Inc.
CPN Freestone, LLC
Power Investors, L.L.C.
Power Systems MFG., LLC

By:	/s/ Lisa M. Bodensteiner
	Name:	Lisa M. Bodensteiner
Title:

COLLATERAL AGENT:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Mark B. Cohen

Name: Mark B. Cohen
Title: Managing Director

By:	/s/ Marcus M. Tarkington

Name: Marcus M. Tarkington
Title: Director

ANNEX 1
          ASSUMPTION AGREEMENT, dated as of                                        , 200_, made by                                                             (the “Additional Grantor”), in favor of Deutsche Bank Trust Company Americas, as Collateral Agent (in such capacity, the “Collateral Agent”) for the banks and other financial institutions or entities (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.
W I T N E S S E T H:
          WHEREAS, Calpine Corporation (the “Borrower”), the Lenders and the Collateral Agent have entered into a Credit Agreement, dated as of February 23, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);
          WHEREAS, in connection with the Credit Agreement, the Borrower and the Guarantors (other than the Additional Grantor) have entered into the Security and Pledge Agreement, dated as of February 23, 2006 (as amended, supplemented or otherwise modified from time to time, the “Security and Pledge Agreement”) in favor of the Collateral Agent for its benefit and the ratable benefit of the Agents and the Lenders;
          WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Security and Pledge Agreement; and
          WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Security and Pledge Agreement;
          NOW, THEREFORE, IT IS AGREED:
          1. Security and Pledge Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 17 of the Security and Pledge Agreement, hereby becomes a party to the Security and Pledge Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Security and Pledge Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Security and Pledge Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.
          2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

2

          IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:

Name:
Title:

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Annex 1-A to
Assumption Agreement
Supplement to Schedule 1
Supplement to Schedule 2
Supplement to Schedule 3
Supplement to Schedule 4
Supplement to Schedule 5
Supplement to Schedule 6